PROSPECTUS DECEMBER 29, 1999
--------------------------------------------------------------------------------

TAX FREE INCOME
FUND

NEW YORK TAX FREE
INCOME FUND

CALIFORNIA
INTERMEDIATE TAX
FREE FUND

Chase Vista Tax Free
Income Funds

THIS PROSPECTUS OFFERS:
CLASS A SHARES OF ALL FUNDS
PLUS
CLASS B SHARES OF TAX FREE
INCOME FUND AND NEW YORK TAX
FREE INCOME FUND

The Securities and
Exchange Commission
has not approved or
disapproved these securities
or determined if this
prospectus is truthful or
complete. Any representation
to the contrary is a criminal
offense.

[CHASE VISTA LOGO]

                                                                     XXXX-1-1299

 TAX FREE INCOME FUND                              1

 NEW YORK TAX FREE INCOME FUND                     9

 CALIFORNIA INTERMEDIATE TAX FREE FUND            19

 THE FUNDS' INVESTMENT ADVISER AND YEAR 2000      26

 HOW YOUR ACCOUNT WORKS                           27

 ABOUT SALES CHARGES                              27

 BUYING FUND SHARES                               29

 SELLING FUND SHARES                              31

 EXCHANGING FUND SHARES                           32

 OTHER INFORMATION CONCERNING THE FUNDS           32

 DISTRIBUTIONS AND TAXES                          33

 SHAREHOLDER SERVICES                             35

 WHAT THE TERMS MEAN                              36

 FINANCIAL HIGHLIGHTS                             37

 HOW TO REACH US                          Back cover

CHASE VISTA TAX FREE INCOME FUND

The Fund's
objective

The Fund seeks to
provide monthly
dividends which are
excluded from gross
income and to
protect the value of
your investment by
municipal
obligations.

The Fund's
main investment strategy

As a fundamental policy, the Fund normally invests at least 80% of its assets in municipal obligations, the interest on which is excluded from gross income and which is also excluded from the federal alternative minimum tax on individuals.


The Fund invests in securities that are rated Baa or higher by Moody's Investors Service, Inc., BBB or higher by Standard & Poor's Corporation or the equivalent rating by another national rating organization or unrated securities of comparable quality.

The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used.


The Fund seeks to develop an appropriate portfolio by comparing, among other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an attempt to maximize investment returns while minimizing risk.

There is no restriction on the maturity of the Fund's portfolio or on any individual security in the portfolio.

CHASE VISTA TAX FREE INCOME FUND

Under normal market conditions, the Fund reserves the right to invest up to 20% of its total assets in securities that pay interest subject to federal income tax or the federal alternative minimum tax on individuals. To temporarily defend the value of its assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be invested in any one industry, other than governments and public authorities.

The Fund may invest in money market funds to increase its ability to easily convert investments into cash without losing a significant amount of money in the process.

The Fund may also invest in municipal lease obligations. These allow participations in municipal lease agreements or installments purchase contracts.

The Fund may invest up to 25% of its total assets in municipal obligations backed by letters of credit or guarantees from U.S. and foreign banks and other foreign institutions.

There may be times when there are not enough municipal securities available to meet the Fund's needs. On these occasions, the Fund may invest in repurchase agreements or Treasury securities which may be subject to federal income tax.

The Fund may change any of its non-fundamental investment policies (but may not change its investment objective) without shareholder approval.[logo]

FREQUENCY OF TRADING

How frequently the Fund buys and sells securities will vary from year to year, depending on market conditions.

The Fund's main investment risks

All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some specific risks of investing in the Tax Free Income Fund.

The principal value of fixed income investments tends to fall when prevailing interest rates rise.

A municipality that gets into financial trouble could find it difficult to make interest and principal payments, which would hurt the Fund's returns and its ability to preserve capital and liquidity. A number of issuers have a recent history of significant financial difficulties. More than 5% of the Fund's assets may be invested in any one municipality which could increase this risk.

Under some circumstances, municipal obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the fund may invest up to 20% of its total assets in securities whose interest is subject to the federal alternative minimum tax. Consult your tax professional for more information.

Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

Investments in the Fund are not bank deposits or obligations of, or guaranteed or endorsed by, The Chase Manhattan Bank or any of its affiliates and are not insured by the FDIC, the Federal Reserve Board or any other government agency.

CHASE VISTA TAX FREE INCOME FUND

The Fund may invest in municipal obligations backed by foreign institutions. These could carry more risk than securities backed by U.S. institutions, because of political or economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

The value of zero coupon securities and inverse floaters tends to fluctuate according to interest rate changes significantly more than the value of ordinary interest-paying debt securities. The price of a security with an interest rate cap will be more volatile than a municipal security without it.

A forward commitment could lose value if the underlying security falls in value before the settlement date or if the other party defaults on its obligation to complete the transaction.


Derivatives may be more risky than other investments because they may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that exceed the Fund's original investment.


The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes it more susceptible to economic problems among the institutions issuing the securities. In addition, more than 25% of the Fund's assets may be invested in securities which rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments which affect those projects.[logo]

The Fund's past performance

This section shows the Fund's performance record. The bar chart shows how the performance of the Fund's Class A shares has varied from year to year. This provides some indication of the risk of investing in the Fund. The table shows the average annual return over the past one, five and 10 years. It compares that performance to Lehman Municipal Bond Index, a widely recognized benchmark for income funds.


The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.[logo]


YEAR-BY-YEAR RETURNS

Past performance does not predict how this Fund will perform in the future. The performance figures in the bar chart do not reflect any deduction for the front-end sales load which is assessed on Class A shares. If the load were reflected, the performance figures would have been lower.

[GRAPHIC PLOT POINTS]

1989             10.07%
1990              7.22%
1991             14.04%
1992             12.83%
1993             15.02%
1994             (7.64)%
1995             16.76%
1996              3.99%
1997              9.38%
1998              5.88%

[END PLOT POINTS]


The total return for the Fund from January 1, 1999 to September 30, 1999 was -2.90%.


  BEST QUARTER                   7.35%
--------------------------------------
                     1st quarter, 1995

--------------------------------------
  WORST QUARTER                 -6.53%
--------------------------------------
                     1st quarter, 1994

CHASE VISTA TAX FREE INCOME FUND

AVERAGE ANNUAL TOTAL RETURNS

For the periods ending December 31, 1998



                               PAST 1 YEAR   PAST 5 YEARS   PAST 10 YEARS
-------------------------------------------------------------------------
 CLASS A SHARES                1.12%         4.40%          8.03%
-------------------------------------------------------------------------
 CLASS B SHARES                0.09%         4.19%          8.07%
-------------------------------------------------------------------------
 LEHMAN MUNICIPAL BOND INDEX   9.19%         7.36%          8.58%
-------------------------------------------------------------------------


The performance for Class A shares reflects the deduction of the maximum front-end sales load and the performance for Class B shares reflects the deduction of the applicable contingent deferred sales load.

Class B shares were first offered on November 4, 1993. The performance for the period before Class B shares were launched is based upon performance for Class A shares of the Fund. The actual returns of Class B shares would have been lower than shown because Class B shares have higher expenses than Class A shares.

Fees and expenses


This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):

                  MAXIMUM SALES CHARGE        MAXIMUM DEFERRED SALES
                  (LOAD) WHEN YOU BUY         CHARGE (LOAD) SHOWN AS
                  SHARES, SHOWN AS % OF THE   LOWER OF ORIGINAL PURCHASE
                  OFFERING PRICE1             PRICE OR REDEMPTION PROCEEDS
--------------------------------------------------------------------------
 CLASS A SHARES   4.5%                        NONE
--------------------------------------------------------------------------
 CLASS B SHARES   NONE                        5.00%
--------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS):*



                                                                    TOTAL ANNUAL
                    MANAGEMENT     DISTRIBUTION     OTHER           FUND OPERATING
CLASS OF SHARES     FEE            (12B-1) FEES     EXPENSES        EXPENSES
----------------------------------------------------------------------------------
 CLASS A            0.30%          0.25%            0.84%#          1.39%#
----------------------------------------------------------------------------------
 CLASS B            0.30%          0.75%            0.84%#          1.89%#
----------------------------------------------------------------------------------



1 The offering price is the net asset value of the shares bought plus any sales charge.
*The table is based on expenses incurred in the most recent fiscal year. #Restated from most recent fiscal year to reflect current expense arrangements.

The actual Management Fee is currently expected to be 0.05%, the 12b-1 Fee is expected to be 0.00% for Class A Shares, Other Expenses are expected to be 0.70% for Class A shares and the Total Annual Fund Operating Expenses are expected not to exceed 0.75% for Class A shares and 1.64% for Class B shares. That's because The Chase Manhattan Bank (Chase) and some of the Fund's other service providers have volunteered not to collect a portion of their fees and to reimburse others. Chase and these other service providers may end this arrangement at any time.


The table does not reflect charges or credits which an investor might incur if they invest through a financial institution.

CHASE VISTA TAX FREE INCOME FUND


EXAMPLE This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:


o you invest $10,000
o you sell all your shares at the end of the period
o your investment has a 5% return each year, and

o the Fund's operating expenses are not waived and remain the same as shown above.


Although your actual costs may be higher or lower, based on these assumptions:

IF YOU SELL YOUR SHARES YOUR COSTS WOULD BE:


NUMBER OF YEARS:    1        3        5          10
----------------------------------------------------------
 CLASS A SHARES*    $585     $870     $1,176     $2,043
----------------------------------------------------------
 CLASS B SHARES**   $692     $894     $1,221     $2,082***
----------------------------------------------------------


IF YOU DON'T SELL YOUR SHARES YOUR COSTS WOULD BE:


NUMBER OF YEARS:   1        3        5          10
----------------------------------------------------------
 CLASS B SHARES    $192     $594     $1,021     $2,082***
----------------------------------------------------------



  *Assumes sales charge is deducted when shares are purchased.
 **Assumes applicable deferred sales charge is deducted when shares are sold. ***Reflects conversion of Class B shares to Class A shares after they have been owned for 8 years.

CHASE VISTA NEW YORK TAX FREE INCOME FUND

The Fund's
objective

The Fund seeks to
provide monthly
dividends that are
excluded from gross
income and exempt
from New York State
and New York City
personal income taxes.
It also seeks to protect
the value of your
investment.

The Fund's
main investment strategy

As a fundamental policy, the Fund normally invests at least 80% of its assets in New York municipal obligations. These investments generate interest that is excluded from gross income and is exempt from New York State and New York City income taxes, and from the federal alternative minimum tax on individuals.

New York municipal obligations are those issued by New York State, its political subdivisions, as well as Puerto Rico, other U.S. territories and their political subdivisions.


The Fund invests primarily in securities that are rated Baa or higher by Moody's Investors Service, Inc., BBB or higher by Standard & Poor's Corporation or the equivalent rating by another national rating organization or unrated securities of comparable quality.

The Fund may invest up to 25% of its total assets in lower-rated high yield securities (junk bonds). Lower-rated securities are those which are rated Ba or lower by Moody's, BB or lower by S&P or the equivalent of another national rating organization or unrated securities of comparable quality. High yield securities in the Fund's portfolio may be rated as low as C by Moody's or D by S&P, or the equivalent.

CHASE VISTA NEW YORK TAX FREE INCOME FUND


The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used.


The Fund seeks to develop an appropriate portfolio by comparing, among other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an attempt to maximize investment returns while minimizing risk.

There is no restriction on the maturity of the Fund's portfolio or on any individual security in the portfolio.

Under normal market conditions, the Fund reserves the right to invest up to 20% of its total assets in securities that pay interest subject to federal income tax or the federal alternative minimum tax on individuals. To temporarily defend the value of its assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be invested in any one industry, other than governments and public authorities.


The Fund may invest in money market funds to increase its ability to easily convert investments into cash without losing a significant amount of money in the process.


The Fund may also invest in municipal lease obligations. These allow participations in municipal lease agreements or installment purchase contracts.

FREQUENCY OF TRADING

How frequently the Fund buys and sells securities will vary from year to year, depending on market conditions.

The Fund may invest up to 25% of its total assets in municipal obligations backed by letters of credit or guarantees from U.S. and foreign banks and other financial institutions.

There may be times when there are not enough municipal securities available to meet the Fund's needs. On these occasions, the Fund may invest in repurchase agreements or Treasury securities which may be subject to federal income tax.

The Fund may change any of its non-fundamental investment policies (including its investment objective) without shareholder approval.[logo]

CHASE VISTA NEW YORK TAX FREE INCOME FUND

The Fund's main investment risks

All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some specific risks of investing in the New York Tax Free Income Fund.

The principal value of fixed income investments tends to fall when prevailing interest rates rise.

The Fund invests primarily in New York State and its municipalities and public authorities. A number of municipal issuers, including the State of New York and New York City, have a history of financial problems. If the state, or any of the local government bodies, gets into financial trouble, it could have trouble paying interest and principal. This would hurt the Fund's returns and its ability to preserve capital and liquidity. If more than 5% of the Fund's assets are invested in any one municipality, this risk could increase.


High yield debt securities may carry greater risks than securities which have a higher credit rating, including a high risk of default. The yields of lower-rated securities will move up and down over time. The credit rating of a high yield security evaluates the ability of the issuer to make principal and interest or dividend payments; it does not necessarily address its market value risk. Ratings and market value may change, positively or negatively, from time to time to reflect new developments regarding the issuer. However, since ratings may not always change quickly and frequently enough to reflect these new developments, the advisers perform their own analysis of high yield issuers. Because of this, the Fund's performance may depend more on subjective credit analysis than other funds which invest in investment-grade securities.

Investments in the Fund are not bank deposits or obligations of, or guaranteed or endorsed by, The Chase Manhattan Bank or any of its affiliates and are not insured by the FDIC, the Federal Reserve Board or any other government agency.

Companies which issue high yield securities are often young and growing and have a lot of debt. High yield securities are considered speculative, meaning there is a significant risk that the issuer may not be able to repay principal or pay interest or dividends on time. In addition, the issuer's other creditors may have the right to be paid before holders of the high yield security.

During an economic downturn, a period of rising interest rates or a recession, issuers of high yield securities that have a lot of debt may experience financial problems. They may not have enough cash to make their payments. An economic downturn could also hurt the market for lower-rated securities and the Fund.

The market for high yield securities is not as liquid as the markets for higher rated securities. This means that it may be harder to sell high yield securities, especially on short notice. The market could also be hurt by legal or tax changes.

Securities which are rated C or D may not pay interest, may be in default or may be considered to have an extremely poor chance of ever achieving any real investment standing.

The cost of investing in high yield markets is usually higher than investing in investment grade securities. That's because the Fund has to spend more money for investing research and commissions.

Securities which are rated Baa by Moody's or BBB by S&P may have fewer protective provisions and are generally more risky than higher rated securities. The issuer may have trouble making principal and interest payments when difficult economic conditions arise.


Under some circumstances, municipal obligations might not pay interest unless the state or municipal legislature authorizes money for this purpose. Some securities, such as municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the Fund may invest up to 20% of its total assets in securities whose interest is subject to the federal alternative minimum tax. Consult your tax professional for more information.

Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

The Fund may invest in municipal obligations backed by foreign institutions. These could carry more risk than securities backed by U.S. institutions, because of political or economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

The value of zero coupon securities and inverse floaters caps tends to fluctuate according to changes in interest rates significantly more than the value of ordinary interest-paying debt securities. The price of a security with an interest rate cap will be more volatile than a municipal security without one.

CHASE VISTA NEW YORK TAX FREE INCOME FUND

A forward commitment could lose value if the value of the security declines before the settlement date or if the other party defaults on its obligations to complete the transaction.


Derivatives may be more risky than other investments because they may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that exceed the Fund's original investment.


The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes it more susceptible to economic problems of the institutions issuing the securities. In addition, more than 25% of the Fund's assets may be invested in securities which rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments which affect those projects.[logo]

The Fund's past performance

This section shows the Fund's performance record. The bar chart shows how the performance of the Fund's Class A shares has varied from year to year. This provides some indication of the risk of investing in the Fund. The table shows the average annual return over the past one, five and 10 years. It compares that performance to Lehman Municipal Bond Index, a widely recognized benchmark for income funds.


The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.[logo]


YEAR-BY-YEAR RETURNS

Past performance does not predict how this Fund will perform in the future. The performance figures in the bar chart do not reflect any deduction for the front-end sales load which is assessed on Class A shares. If the load were reflected, the performance figures would have been lower.[logo]

[GRAPHIC PLOT POINTS]

1989             10.63%
1990              5.81%
1991             13.18%
1992             10.25%
1993             13.80%
1994             (6.09)%
1995             15.62%
1996              3.83%
1997              9.27%
1998              5.77%

[END PLOT POINTS]


The total return for the Fund from January 1, 1999 to September 30, 1999 was -3.22%.


  BEST QUARTER                   7.04%
--------------------------------------
                     2nd Quarter, 1989

--------------------------------------
  WORST QUARTER                 -5.47%
--------------------------------------
                     1st Quarter, 1994

CHASE VISTA NEW YORK TAX FREE INCOME FUND

AVERAGE ANNUAL TOTAL RETURNS

For the periods ending December 31, 1998




                               PAST 1 YEAR   PAST 5 YEARS   PAST 10 YEARS
----------------------------------------------------------------------------
 CLASS A SHARES                1.01%         4.47%          7.53%
----------------------------------------------------------------------------
 CLASS B SHARES               (0.16%)         4.28%          7.60%
----------------------------------------------------------------------------
 LEHMAN MUNICIPAL BOND INDEX   9.19%         7.36%          8.58%
----------------------------------------------------------------------------


The performance for Class A shares reflects the deduction of the maximum front-end sales load and the performance for Class B shares reflects the deduction of the applicable contingent deferred sales load.

Class B shares were first offered on November 4, 1993. The performance for the period before Class B shares were launched is based upon performance for Class A shares of the Fund. The actual returns of Class B shares would have been lower than shown because Class B shares have higher expenses than Class A shares.

Fees and expenses


This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):

                  MAXIMUM SALES CHARGE        MAXIMUM DEFERRED SALES
                  (LOAD) WHEN YOU BUY         CHARGE (LOAD) SHOWN AS
                  SHARES, SHOWN AS % OF THE   LOWER OF ORIGINAL PURCHASE
                  OFFERING PRICE1             PRICE OR REDEMPTION PROCEEDS
--------------------------------------------------------------------------
 CLASS A SHARES   4.5%                        NONE
--------------------------------------------------------------------------
 CLASS B SHARES   NONE                        5.00%
--------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS):*



                                                            TOTAL ANNUAL
                  MANAGEMENT   DISTRIBUTION   OTHER         FUND OPERATING
CLASS OF SHARES   FEE          (12B-1) FEES   EXPENSES      EXPENSES
--------------------------------------------------------------------------
 CLASS A          0.30%        0.25%          0.69%#        1.24%#
--------------------------------------------------------------------------
 CLASS B          0.30%        0.75%          0.69%#        1.74%#
--------------------------------------------------------------------------


(1)The offering price is the net asset value of the shares bought plus any sales charge.
  *The table is based on expenses incurred in the most recent fiscal year. #Restated from most recent fiscal year to reflect current expense arrangements.


The actual Management Fee is currently expected to be 0.20%, the 12b-1 Fee is expected to be 0.00% for Class A shares, Other Expenses are expected to be 0.55% for Class A shares and the Total Annual Fund Operating Expenses are expected not to exceed 0.75% for Class A shares and 1.64% for Class B shares. That's because The Chase Manhattan Bank (Chase) and some of the Fund's other service providers have volunteered not to collect part of their fees and to reimburse others. They can terminate this arrangement at any time.


The table does not reflect charges or credits which an investor might incur if they invest through a financial institution.

CHASE VISTA NEW YORK TAX FREE INCOME FUND

EXAMPLE This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

o you invest $10,000
o you sell all your shares at the end of the period
o your investment has a 5% return each year, and

o the Fund's operating expenses are not waived and remain the same as shown above.

Although your actual costs may be higher or lower, based on these assumptions:


IF YOU SELL YOUR SHARES YOUR COSTS WOULD BE:


NUMBER OF YEARS:    1        3        5          10
----------------------------------------------------------
 CLASS A SHARES*    $571     $826     $1,100     $1,882
----------------------------------------------------------
 CLASS B SHARES**   $677     $848     $1,144     $1,920***
----------------------------------------------------------


IF YOU DON'T SELL YOUR SHARES YOUR COSTS WOULD BE:


NUMBER OF YEARS:   1        3        5        10
--------------------------------------------------------
 CLASS B SHARES    $177     $548     $944     $1,920***
--------------------------------------------------------



  *Assumes sales charge is deducted when shares are purchased.
 **Assumes applicable deferred sales charge is deducted when shares are sold. ***Reflects conversion of Class B shares to Class A shares after they have been owned for 8 years.

CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND

The Fund's
objective

The Fund seeks to
provide current
income which is
exempt from
federal and
California personal
income taxes.

The Fund's
main investment strategy

As a fundamental policy, the Fund normally invests at least 80% of its assets in California municipal obligations and other securities which generate interest that is exempt from federal, California and local income taxes, and from federal alternative minimum tax on individuals.

California obligations are those issued by the State of California, its political subdivisions, authorities and corporations.


The Fund invests in securities that are rated Baa or higher by Moody's Investors Service, Inc., BBB or higher by Standard & Poor's Corporation or the equivalent rating by another national rating organization or unrated securities of comparable quality.

The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used.


The Fund seeks to develop an appropriate portfolio by comparing, among other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an attempt to maximize investment returns while minimizing risk.

CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND

The Fund's portfolio has an average maturity of 10 years or less.

Under normal market conditions, the Fund reserves the right to invest up to 20% of its total assets in securities that pay dividends subject to federal and California personal income tax or the federal alternative minimum tax on individuals. To temporarily defend the value of its assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be invested in any one industry, other than governments and public authorities.

The Fund may invest in money market funds to increase its ability to easily convert investments into cash without losing a significant amount of money in the process.

The Fund may also invest in municipal lease obligations. These allow participation in municipal lease agreements or installment purchase contracts.

The Fund may invest up to 25% of its total assets in municipal obligations backed by letters of credit or guarantees from U.S. and foreign banks and other foreign institutions.

There may be times when there are not enough municipal securities available to meet the Fund's needs. On these occasions, the Fund may invest in repurchase agreements or Treasury securities which may be subject to federal income tax.

The Fund may change any of its non-fundamental investment policies (including its investment objective) without shareholder approval.[logo]

FREQUENCY OF TRADING

How frequently the Fund will buy and sell securities will vary from year to year, depending on the market conditions.

The Fund's main investment risks


All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some specific risks of investing in the California Intermediate Tax Free Fund.


The principal value of fixed income investments tends to fall when prevailing interest rates rise.

The Fund invests primarily in the State of California and its municipalities and public authorities. If the state or any of these local government bodies gets into financial difficulties, it could have trouble making interest and principal payments. This would diminish the Fund's returns and its ability to preserve capital and liquidity. Some California municipalities, as well as the State of California and certain counties, have recently encountered financial difficulties. Orange County, for instance, recently defaulted on its debt. If the Fund invests more than 5% of its assets in any one municipality, this risk could increase.

Under some circumstances, municipal obligations might not pay interest unless the municipal legislature authorizes money for this purpose. Some securities, such as municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the Fund may invest up to 20% of its total assets in securities whose interest is subject to the federal alternative minimum tax. Consult your tax professional for more information.

Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

Investments in the Fund are not bank deposits or obligations of, or guaranteed or endorsed by, The Chase Manhattan Bank or any of its affiliates and are not insured by the FDIC, the Federal Reserve Board or any other government agency.

CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND

The Fund may invest in municipal obligations backed by foreign institutions. These could carry more risk than securities backed by U.S. institutions, because of political or economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

The value of zero coupon securities and inverse floaters caps tends to fluctuate according to changes in interest rates significantly more than the value of ordinary interest-paying debt securities. The price of a security with an interest rate cap will be more volatile than a municipal security without one.

A forward commitment could lose value if the value of the security declines before the settlement date or if the other party defaults on its obligations to complete the transaction.


Derivatives may be more risky than other investments because they may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that exceed the Fund's original investment.


The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes it more susceptible to economic problems of the institutions issuing the securities. In addition, more than 25% of the Fund's assets may be invested in securities which rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments which affect those projects.[logo]

The Fund's past performance

This section shows the Fund's performance record. The bar chart shows how the performance of the Fund's Class A shares has varied from year to year. This provides some indication of the risk of investing in the Fund. The table shows the average annual return over the past year and since the Fund began. It compares that performance to Lehman Municipal Bond Index, a widely recognized benchmark for income funds.


The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.[logo]


YEAR-BY-YEAR RETURNS

Past performance does not predict how this Fund will perform in the future. The performance figures in the bar chart do not reflect any deduction for the front-end sales load which is assessed on Class A shares. If the load were reflected, the performance figures would have been lower.

[GRAPHIC PLOT POINTS]

1994             (3.22)%
1995             14.34%
1996              4.21%
1997              7.47%
1998              6.08%

[END PLOT POINTS]


The total return for the Fund from January 1, 1999 to September 30, 1999 was -1.02%.


  BEST QUARTER                   5.66%
--------------------------------------
                     1st Quarter, 1995

--------------------------------------
  WORST QUARTER                 -3.60%
--------------------------------------
                     1st Quarter, 1994

AVERAGE ANNUAL TOTAL RETURNS

For the periods ending December 31, 1998




                                                         SINCE
                                             PAST        INCEPTION
                               PAST 1 YEAR   5 YEARS     7/16/93
---------------------------------------------------------------------
 CLASS A SHARES                1.31%         4.65%       4.77%
---------------------------------------------------------------------
 LEHMAN MUNICIPAL BOND INDEX   9.19%         7.36%       6.66%
---------------------------------------------------------------------


The performance for Class A shares reflects the deduction of the maximum front-end sales load.

CHASE VISTA CALIFORNIA INTERMEDIATE TAX FREE FUND

Fees and expenses


This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):

           MAXIMUM SALES CHARGE
           (LOAD) WHEN YOU BUY         MAXIMUM DEFERRED SALES
           SHARES, SHOWN AS % OF THE   CHARGE (LOAD) WHEN YOU
           OFFERING PRICE(1)           SELL SHARES
-------------------------------------------------------------
 CLASS A   4.5%                        NONE
-------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS):*



                                                     TOTAL ANNUAL
           MANAGEMENT   DISTRIBUTION   OTHER         FUND OPERATING
           FEE          (12B-1) FEES   EXPENSES      EXPENSES
-------------------------------------------------------------------
 CLASS A   0.30%        0.25%          1.00%#        1.55%#
-------------------------------------------------------------------



(1) The offering price is the net asset value of the shares bought plus any sales charge.

   *The table is based on expenses incurred in the most recent fiscal year. #Restated from most recent fiscal year to reflect current expense arrangements.


The actual Management Fee is currently expected to be 0.00%, the 12b-1 Fee is expected to be 0.00%, Other Expenses are expected to be 0.60% and the Total Annual Fund Operating Expenses are expected not to exceed 0.60%. That's because The Chase Manhattan Bank (Chase) and some of the Fund's other service providers have volunteered not to collect part of their fees and to reimburse others. They can terminate this arrangement at any time.


The table does not reflect charges or credits which an investor might incur if they invest through a financial institution.

EXAMPLE This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

o you invest $10,000
o you sell all your shares at the end of the period
o your investment has a 5% return each year, and

o the Fund's operating expenses are not waived and remain the same as shown above.

Although your actual costs may be higher or lower, based on these assumptions:


IF YOU SELL YOUR SHARES YOUR COSTS WOULD BE:


NUMBER OF YEARS:   1        3        5          10
------------------------------------------------------
 CLASS A SHARES*   $601     $917    $1,257     $2,212
------------------------------------------------------



 *Assumes sales charge is deducted when shares are purchased.

THE FUNDS' INVESTMENT ADVISER

The Funds' investment adviser

The Chase Manhattan Bank (Chase) is the investment adviser to the Funds. Chase is a wholly owned subsidiary of The Chase Manhattan Corporation (CMC), a bank holding company. Chase provides the Funds with investment advice and supervision. Chase and its predecessors have more than a century of money management experience. Chase is located at 270 Park Avenue, New York, New York 10017.


For the fiscal year ended August 31, 1999, Chase received management fees at the annual rate of 0.07%, 0.24% and 0.00% of the average daily net assets of the Tax Free Income Fund, New York Tax Free Income Fund and California Tax Free Income Fund.


Chase Asset Management, Inc. (CAM) is the sub-adviser to the Funds. CAM is a wholly-owned subsidiary of Chase. It makes the day-to-day investment decisions for the Funds. CAM provides discretionary investment advisory services to institutional clients. CAM is located at 1211 Avenue of the Americas, New York, New York 10036.

Pamela Hunter has been responsible for the day-to-day management of each of the Funds since they began. Ms. Hunter is a Managing Director of Chase and heads the team providing fixed income strategy and product development. She has held these positions for over five years and has worked for Chase and its predecessors since 1980.


THE YEAR 2000

The Fund, like any business, could be affected if the computer systems on which it relies fail to properly process information beginning on January 1, 2000. The Fund's advisers are updating their own systems and encouraging service provid-ers to do the same, but there's no guarantee these systems will work properly. Year 2000 problems could also hurt issuers whose securities the Funds hold or securities markets generally.

HOW YOUR ACCOUNT WORKS

About sales charges

There is a sales charge to buy shares in the Funds. There are also ongoing charges that all investors pay as long as they own their shares, as explained later. There is no sales charge on the reinvestment of distributions.


For the Tax Free Income Fund and the New York Tax Free Income Fund, you have a choice of two different kinds of charges. Class A shares have a charge you pay when you invest. Class B shares have a deferred sales charge. You don't pay any charge when you buy the Class B shares, but you may have to pay a charge when you sell them, depending on how long you hold them. Shares of the California Tax Free Fund described in this prospectus are Class A shares.


There are a number of plans and special discounts which can decrease or even eliminate these charges.

This section explains how the two sales charges work.

HOW YOUR ACCOUNT WORKS

CLASS A SHARES

The initial sales charge is deducted directly from the money you invest. As the table shows, the charge is lower the more you invest. The public offering price of Class A shares is the net asset value plus the initial sales charge. Net asset value is the value of everything the Fund owns, minus everything it owes, divided by the number of shares held by investors.

The Fund receives the net asset value.

                       TOTAL SALES CHARGE
                       AS % OF THE     AS %
AMOUNT OF              OFFERING        OF NET
INVESTMENT             PRICE           AMOUNT
IN A FUND              PER SHARE       INVESTED
-----------------------------------------------
LESS THAN
$100,000               4.5%            4.71%
-----------------------------------------------
$100,000 BUT
UNDER $250,000        3.75%            3.90%
-----------------------------------------------
$250,000 BUT
UNDER $500,000        2.50%            2.56%
-----------------------------------------------
$500,000 BUT
UNDER $1 MILLION      2.00%            2.04%
-----------------------------------------------

There is no initial sales charge for investments of $1 million or more in a Fund.

CLASS B SHARES

The deferred sales charge is deducted directly from your assets when you sell your shares. It's a percentage of the original purchase price or the current value of the shares, whichever is lower. As the table shows, the deferred sales charge gets cheaper the longer you hold the shares and disappears altogether after six years. Class B shares automatically convert into Class A shares at the beginning of the ninth year after you bought them.

YEAR     DEFERRED SALES CHARGE
------------------------------
  1      5%
------------------------------
  2      4%
------------------------------
  3      3%
------------------------------
  4      3%
------------------------------
  5      2%
------------------------------
  6      1%
------------------------------
  7      NONE
------------------------------
  8      NONE
------------------------------

We calculate the deferred sales charge from the month you buy your shares. We always sell the shares with the lowest deferred sales charge first. Shares acquired by reinvestment of distribution can be sold without a deferred sales charge.


Vista Fund Distributors Inc. (VFD) is the distributor for the Funds. It's a subsidiary of The BISYS Group, Inc. and is not affiliated with Chase. The Tax Free Income Fund and New York Tax Free Income Fund have each adopted Rule 12b-1 distribution plans under which they pay annual distribution fees of up to 0.25% of the average daily net assets attributed to Class A shares and up to 0.75% of the average daily net assets attributed to Class B shares. The California Tax Free Fund has adopted a Rule 12b-1 distribution plan under which it pays annual distribution fees of up to 0.25% of the Fund's average daily net assets.


This payment covers such things as compensation for services provided by broker-dealers and expenses connected to the sale of shares. Payments are not tied to actual expenses incurred. Because 12b-1 expenses are paid out of a fund's assets on an ongoing basis, over time these fees will increase the cost of your invest-ment and may cost you more than other types of sales charges.

CLASS A OR CLASS B:
WHICH IS BETTER?

Your decision about which class of shares to buy depends on a number of factors, including the amount you're buying and how long you intend to hold your shares. If you have no plans to sell your shares for at least six years and you don't want to pay an up-front sales charge, you may consider buying Class B shares.

Class A shares may be a good choice if you qualify to have the sales charge reduced or eliminated. In almost all cases, if you plan to buy $250,000 of shares or more, Class A is the most economical choice.

You should also consider the distribution and service fees, which are lower for Class A shares. These fees appear in the table called Annual operating expenses deducted from the Fund's assets.

Your investment representative should be able to advise you about the best class of shares for you.[logo]

Buying Fund shares

You can buy shares three ways:

Through your investment
representative

Tell your representative which Funds you want to buy and he or she will contact us. Your representative may charge you a fee and may offer additional services, such as special purchase and redemption programs, "sweep" programs, cash advances and redemption checks.

Your representative may set different minimum investments and earlier deadlines to buy and sell shares.

Through the Chase Vista Funds
Service Center

Complete the application form and mail it along with a check for the amount you want to invest to:

Chase Vista Funds Service Center,
P.O. Box 419392
Kansas City, MO 64141-6392

Through a Systematic
Investment Plan

You can make regular automatic purchases of at least $100. There's more on the Systematic Investment Plan later.

Whether you choose Class A or Class B shares, the price of the shares is based on the net asset value per share (NAV). NAV is the value of everything the Fund owns, minus everything it owes, divided by the number of shares held by investors. You'll pay the public offering price which is based on the next NAV calculated after the Chase Vista Service Center accepts your instructions. Each Fund calculates its NAV once each day based on prices at the close of regular trading on the New York Stock Exchange. Each Fund generally values its assets at their market value but may use fair value if market prices are unavailable. The Chase Vista Service Center will not accept your order until it is in proper form. An

HOW YOUR ACCOUNT WORKS

order is in proper form only after payment is converted into federal funds.

The center accepts purchase orders on any business day that the Federal Reserve Bank of New York and the New York Stock Exchange are open. Normally, if the Chase Vista Funds Service Center receives your order in proper form by the close of regular trading on the New York Stock Exchange, we'll process your order at that day's price.

You must provide a SSN or Taxpayer Identification Number when you open an account.

Each Fund has the right to refuse any purchase order or to stop offering shares for sale at any time.

TO OPEN AN ACCOUNT, BUY OR SELL SHARES OR GET FUND INFORMATION, CALL:

--------------------------------
CHASE VISTA FUNDS SERVICE CENTER
--------------------------------
1-800-34-VISTA
--------------------------------

MINIMUM INVESTMENTS

TYPE OF        INITIAL       ADDITIONAL
ACCOUNT        INVESTMENT    INVESTMENTS
----------------------------------------
 REGULAR
 ACCOUNT       $2,500        $100
----------------------------------------
 SYSTEMATIC
 INVESTMENT
 PLAN          $1,000        $100
----------------------------------------
 IRAs          $1,000        $100
----------------------------------------
 SEP-IRAs      $1,000        $100
----------------------------------------
 EDUCATION
----------------------------------------
 IRAs          $  500        $100
----------------------------------------

Make your check out to Chase Vista Funds in U.S. dollars. We won't accept credit cards, cash, or checks from a third party. You cannot sell shares you bought by check for 15 calendar days. If you buy through an Automated Clearing House, you can't sell your shares until the payment clears. This could take more than seven business days. Your purchase will be canceled if your check doesn't clear and you'll be responsible for any expenses and losses to the Funds. Orders by wire will be canceled if the Chase Vista Funds Service Center doesn't receive payment by 4:00 pm Eastern time on the day you buy.

If you're planning to exchange, sell or transfer shares to another person shortly after buying the shares, you should pay by certified check to avoid delays. The Funds will not issue certificates for Class A shares unless you request them and they will not issue certificates for Class B shares.[logo]

Selling Fund shares

You can sell your shares three ways:

Through your investment
representative

Tell your representative which Funds you want to sell. He or she will send the necessary documents to the Chase Vista Funds Service Center. Your representative might charge you for this service.

Through the Chase Vista Funds
Service Center

Call 1-800-34-VISTA. We will mail you a check or send the proceeds via electronic transfer or wire. If you have changed your address of record within the previous 30 days, or if you sell $25,000 or more worth of Fund shares by phone, we'll send the proceeds via electronic transfer or by wire only to a bank account on our records. We charge $10 for each transaction by wire.

Or

Send a signed letter with your instructions to:

Chase Vista Funds Service Center,
P.O. Box 419392
Kansas City, MO 64141-6392

Through a Systematic
Withdrawal Plan

You can automatically sell as little as $50 worth of shares. See Shareholder Services for details.

You can sell your shares on any day the Chase Vista Funds Service Center is accepting purchase orders, either directly or through your investment representative. You'll receive the next NAV calculated after the Chase Vista Funds Service Center accepts your order, less any applicable sales charges.

Under normal circumstances, if the Chase Vista Funds Service Center receives your order before the close of regular trading on the New York Stock Exchange, a Fund will send you the proceeds the next business day. We won't accept an order to sell shares if the Fund hasn't collected your payment for the shares. Each Fund may stop accepting orders to sell and may postpone payments for more than seven days, as federal securities laws permit.

You'll need to have signatures guaranteed for all registered owners or their legal representative if:

o you want to sell shares with a net asset value of $100,000 or more

o you want your payment sent to an address other than the one we have in our records.

We may also need additional documents or a letter from a surviving joint owner before selling the shares. Contact the Chase Vista Funds Service Center for more details.[logo]

HOW YOUR ACCOUNT WORKS

Exchanging Fund shares

You can exchange your shares for shares of the same class of certain other Chase Vista Funds at net asset value. For tax purposes, an exchange is treated as a sale of Fund shares. This will generally result in a capital gain or loss to you.

You can exchange your shares three ways:

Through your investment
representative

Tell your representative which Funds you want to exchange from and to. He or she will send the necessary documents to the Chase Vista Funds Service Center. Your representative might charge you for this service.

Through the Chase Vista Funds
Service Center
Call 1-800-34-VISTA to ask for details.

Through a Systematic Exchange
Plan

You can automatically exchange money from one Chase Vista account to another of the same class. Call the Chase Vista Service Center for details.

If you exchange Class B shares of a Fund for class B shares of another Chase Vista Fund, you will not pay a deferred sales charge until you sell the shares of the other fund. The amount of deferred sales charge will be based on when you bought the original shares, not when you made the exchange. Carefully read the prospectus of the fund you want to buy before making an exchange. You'll need to meet any minimum investment requirements.

You should not exchange shares as means of short-term trading as this could increase management cost and affect all shareholders. We reserve the right to limit the number of exchanges or to refuse an exchange. We may also terminate this privilege. We charge an administration fee of $5 for each exchange if you make more than 10 exchanges in a year or three in a quarter. See the section on Statement of Additional Information to find out more about the exchange privilege.[logo]

Other information
concerning the Funds

We may close your Fund account if the balance falls below $500 because you've sold shares. We may also close the account if you are in the Systematic Investment Plan and fail to meet investment minimums over a 12-month period. We'll give you 60 days notice before closing your account.

Unless you indicate otherwise on your account application, we are authorized to act on redemption and transfer instructions received by phone. If someone trades on your account by phone, we'll ask that person to confirm your account registration and address to make sure they match those you provided us. If they give us the correct information, we are generally authorized to follow that person's instructions. We'll take all reasonable precautions to confirm that the instructions are genuine. Investors agree that they will not hold a Fund liable for any loss or expenses from any sales request, if the Fund takes reasonable precautions. A Fund will be liable for any losses to you from an unauthorized sale or fraud against you if we do not follow reasonable procedures.

You may not always reach the Chase Vista Funds Service Center by telephone. This may be true at times of unusual market changes and shareholder activity. You can mail us your instructions or contact your investment representative or agent. We may modify or cancel the sale of shares by phone without notice.

The Trust has agreements with certain shareholder servicing agents (including Chase) under which the shareholder servicing agents have agreed to provide certain support services to their customers. For performing these services, each shareholder servicing agent receives an annual fee of up to 0.25% of the average daily net assets of the Class A and Class B shares of a Fund held by customers of the shareholder servicing agent.

Chase and/or VFD may, at their own expense, make additional payments to certain selected dealers or other shareholder servicing agents for performing administrative services for their customers. The amount may be up to an additional 0.10% annually of the average net assets of the fund attributable to shares of a Fund held by customers of those shareholder servicing agents.

Each Fund may issue multiple classes of shares. This prospectus relates only to Class A shares of the Funds and Class B Shares of the Tax Free Income Fund and New York Tax Free Income Fund. Each class may have different requirements for who may invest, and may have different sales charges and expense levels. A person who gets compensated for selling Fund shares may receive a different amount for each class.

Chase and its affiliates and the Funds and their affiliates, agents and subagents may share information about shareholders and their accounts with each other and with others unless this sharing is prohibited by contract. This information can be used for a variety of purposes, including offering investment and insurance products to shareholders.[logo]

Distributions and taxes

The Funds can earn income and they can realize capital gain. The Funds will deduct from these earnings any expenses and then pay to shareholders the distributions.

The Funds declare dividends daily and distribute the net investment income and tax-exempt interest income monthly. Net capital gain

HOW YOUR ACCOUNT WORKS

is distributed annually. You have three options for your distributions.

o Reinvest all of them in additional Fund shares without a sales charge;

o Take distributions of net investment income and tax-exempt interest income in cash or as a deposit in a pre-assigned bank account and reinvest distributions of net capital gain in additional shares; or

o Take all distributions in cash or as a deposit in a pre-assigned bank account.

If you don't select an option when you open your account, we'll reinvest all distributions. If your distributions are reinvested, they will be in the form of shares of the same class. The taxation of dividends won't be affected by the form in which you receive them.


Dividends of net investment income are usually taxable as ordinary income at the federal, state and local levels. Dividends of tax-exempt interest income are not subject to federal income taxes but will generally be subject to state and local taxes. However, for the New York Tax Free Income Fund, New York residents will not have to pay New York State or New York City personal income taxes on tax-exempt income from New York municipal obligations. Similarly, for the California Tax Free Fund, California residents will not have to pay California personal income taxes on tax-exempt income from California municipal obligations. The state or municipality where you live may not charge you state and local taxes on tax-exempt interest earned on certain bonds. Dividends earned on bonds issued by the U.S. government and its agencies may also be exempt from some types of state and local taxes.


If you receive distributions of net capital gain, the tax rate will be based on how long the Fund held a particular asset, not on how long you have owned your shares. If you buy shares just before a distribution, you will pay tax on the entire amount of the taxable distribution you receive, even though the NAV will be higher on that date because it includes the distribution amount.

Early in each calendar year, each Fund will send you a notice showing the amount of distributions you received in the preceding year and the tax status of those distributions.

The above is only a general summary of tax implications of investing in the Funds. Please consult your tax adviser to see how investing in a Fund will affect your own tax situation.[logo]

SHAREHOLDER SERVICES

Shareholder services

SYSTEMATIC INVESTMENT PLAN

Regularly invest $100 or more in the first or third week of any month. The money is automatically deducted from your checking or savings account.

You can set up a plan when you open an account by completing the appropriate section of the application. Current shareholders can join by sending a signed letter and a deposit slip or void check to the Chase Vista Funds Service Center. Call 1-800-34-VISTA for complete instructions.

SYSTEMATIC WITHDRAWAL PLAN

Make regular withdrawals of $50 or more ($100 or more for Class B accounts). You can have automatic withdrawals made monthly, quarterly or semiannually. Your account must contain at least $5,000 of Class A shares or $20,000 of Class B shares to start the plan. Call 1-800-34-VISTA for complete instructions.

SYSTEMATIC EXCHANGE

Transfer assets automatically from one Vista account to another on a regular basis. It's a free service.[logo]

What the terms mean

DISTRIBUTION FEE: Covers the cost of the distribution system used to sell shares to the public.

FORWARD COMMITMENTS: A type of investment where the Fund buys securities to be delivered in the future.

INTEREST RATE CAPS: Financial instruments where payment occurs if an interest rate index exceeds the cap rate. The cap rate is set ahead of time and is tied to a specific index.

INVERSE FLOATERS: Instruments whose interest rates move in the opposite direction from the interest rate on another security or the value of an index.

LIQUIDITY: Liquidity is the ability to easily convert investments into cash without losing a significant amount of money in the process.

MANAGEMENT FEE: A fee paid to the investment adviser to manage the Fund and make decisions about buying and selling the Fund's investments.

MATURITY: Maturity is the length of time until the issuer who sold a debt security must pay back the principal amount of the debt.

MUNICIPAL LEASE OBLIGATIONS: These provide participation in municipal lease agreements and installment purchase contracts, but are not part of the general obligations of the municipality.

MUNICIPAL OBLIGATIONS: Debt securities issued by or on behalf of states, territories and possessions or by their agencies or other groups with authority to act for them. For these securities to qualify as municipal obligations, the municipality's lawyers must give an opinion that the interest on them is not subject to federal income taxes.

OTHER EXPENSES: Miscellaneous items, including transfer agency, administration, shareholder servicing, custody and registration fees.

REPURCHASE AGREEMENTS: A type of short-term investment in which a dealer sells securities to the Fund and agrees to buy them back later for a set price. This set price includes interest. In effect, the dealer is borrowing the Fund's money for a short time, using the securities as collateral.

SHAREHOLDER SERVICE FEE: A fee to cover the cost of paying shareholder servicing agents to provide certain support services for your account.

YIELD CURVE: A measure showing the relationship among yields of similar bonds with different maturities.

ZERO COUPON SECURITIES: Debt securities which do not pay regular interest payments. Instead, they are sold at substantial discounts from their value at maturity.[logo]

FINANCIAL HIGHLIGHTS


Chase Vista Tax Free Income Fund


The Financial Highlights table is intended to help you understand the Fund's financial performance for the past five years. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

The table set forth below provides selected per share data and ratios for one Class A Share and one Class B Share.

This information is supplemented by financial statements including accompanying notes appearing in the Fund's Annual Report to Shareholders for the year ended August 31, 1999, which is incorporated by reference into the SAI. Shareholders may obtain a copy of this annual report by contacting the Fund or their Shareholder Servicing Agent.

The financial statements which include the financial information in the table below, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is included in the Annual Report to Shareholders.


CLASS A



                                            Year         Year          Year          Year          Year
                                           ended        ended         ended         ended         ended
                                         8/31/99      8/31/98       8/31/97       8/31/96       8/31/95
PER SHARE OPERATING PERFORMANCE
-------------------------------------------------------------------------------------------------------
Net asset value,
beginning of period                       $12.89       $12.32        $11.84        $11.85        $11.70
--------------------------------------------------------------------------------------------------------
 Income from investment operations:
  Net investment income                     0.56         0.56          0.58          0.58          0.58
  Net gains or losses in securities
  (both realized and unrealized)           (0.72)        0.57          0.48         (0.01)         0.15
                                          ------       ------        ------        ------        ------
  Total from investment operations         (0.16)        1.13          1.06          0.57          0.73

 Less distributions:
  Dividends from
  net investment income                     0.56         0.56          0.58          0.58          0.58
  Distributions from capital gains            --           --            --            --            --
                                          ------       ------        ------        ------        ------
  Total distributions                       0.56         0.56          0.58          0.58          0.58
-------------------------------------------------------------------------------------------------------
Net asset value, end of period            $12.17       $12.89        $12.32        $11.84        $11.85
-------------------------------------------------------------------------------------------------------
TOTAL RETURN(1)                           (1.33%)       9.38%         9.14%         4.88%         6.53%
=======================================================================================================
RATIOS/SUPPLEMENTAL DATA
-------------------------------------------------------------------------------------------------------
Net assets, end of period (millions)      $   56       $   61        $   63        $   70        $   89
-------------------------------------------------------------------------------------------------------
Ratio of expenses to
average net assets                         0.75%        0.80%         0.90%         0.90%         0.85%
-------------------------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                         4.41%        4.44%         4.78%         4.83%         5.07%
-------------------------------------------------------------------------------------------------------
Ratio of expenses without waivers
and assumption of expenses to
average net assets                         1.37%        1.31%         1.29%         1.46%         1.47%
-------------------------------------------------------------------------------------------------------
Ratio of net investment income
without waivers and assumption
of expenses to average net assets          3.79%        3.93%         4.39%         4.27%         4.45%
-------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     102%         172%          147%          210%          233%
-------------------------------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS


CLASS B



                                                Year         Year          Year          Year          Year
                                               ended        ended         ended         ended         ended
                                             8/31/99      8/91/98       8/31/97       8/31/96       8/31/95
PER SHARE OPERATING PERFORMANCE
-----------------------------------------------------------------------------------------------------------
Net asset value, beginning of period          $12.82       $12.25        $11.76        $11.77        $11.65
-----------------------------------------------------------------------------------------------------------
 Income from investment operations:
  Net investment income                         0.45         0.45          0.48          0.49          0.50
  Net gains or losses in securities
  (both realized and unrealized)               (0.72)        0.57          0.48         (0.01)         0.14
                                              ------       ------        ------        ------        -----
  Total from investment operations             (0.27)        1.02          0.96          0.48          0.64

 Less distributions:
  Dividends from net investment income          0.45         0.45          0.47          0.49          0.52
  Distributions from capital gains                --           --            --            --            --
                                              ------       ------        ------        ------        ------
  Total distributions                           0.45         0.45          0.47          0.49          0.52
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period                $12.10       $12.82        $12.25        $11.76        $11.77
------------------------------------------------------------------------------------------------------------
TOTAL RETURN(1)                               (2.23%)       8.45%         8.30%         4.10%         5.70%
===========================================================================================================

RATIOS/SUPPLEMENTAL DATA
-----------------------------------------------------------------------------------------------------------
Net assets, end of period
(millions)                                    $   14       $   15        $   14        $   14        $   14
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to
average net assets                             1.64%        1.64%         1.64%         1.65%         1.61%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income
to average net assets                          3.52%        3.60%         4.04%         4.08%         4.31%
-----------------------------------------------------------------------------------------------------------
Ratio of expenses without waivers
and assumption of expenses to
average net assets                             1.87%        1.81%         1.79%         1.95%         1.97%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income
without waivers and assumption
of expenses to average net assets              3.29%        3.43%         3.89%         3.78%         3.95%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                         102%         172%          147%          210%          233%
-----------------------------------------------------------------------------------------------------------



(1)Total returns are calculated before taking into account effect of front-end or deferred sales charge.

Chase Vista New York Tax Free Income Fund

The Financial Highlights table is intended to help you understand the Fund's financial performance for the past five years. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

The table set forth below provides selected per share data and ratios for one Class A Share and one Class B Share.


This information is supplemented by financial statements including accompanying notes appearing in the Fund's Annual Report to Shareholders for the year ended August 31, 1999, which is incorporated by reference into the SAI. Shareholders may obtain a copy of this annual report by contacting the Fund or their Shareholder Servicing Agent.


The financial statements which include the financial information in the table below, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is included in the Annual Report to Shareholders.


CLASS A
                                              Year         Year          Year          Year          Year
                                             ended        ended         ended         ended         ended
                                           8/31/99      8/31/98       8/31/97       8/31/96       8/31/95
PER SHARE OPERATING PERFORMANCE
---------------------------------------------------------------------------------------------------------
Net asset value,
beginning of period                         $12.18       $11.80        $11.39        $11.47        $11.30
---------------------------------------------------------------------------------------------------------
 Income from investment operations:
  Net investment income                       0.53         0.54          0.56          0.56          0.57
  Net gains or (losses) in securities
  (both realized and unrealized)             (0.71)        0.50          0.43         (0.08)         0.17
                                            ------       ------        ------        ------        ------
  Total from investment operations           (0.18)        1.04          0.99          0.48          0.74

 Less distributions:
  Dividends from
  net investment income                       0.53         0.54          0.56          0.56          0.57
  Distributions from capital gains            0.11         0.12          0.02            --            --
                                            ------       ------        ------        ------        ------
  Total distributions                         0.64         0.66          0.58          0.56          0.57
---------------------------------------------------------------------------------------------------------
Net asset value, end of period              $11.36       $12.18        $11.80        $11.39        $11.47
---------------------------------------------------------------------------------------------------------

TOTAL RETURN(1)                             (1.60%)       9.03%         8.85%         4.20%         6.82%
=========================================================================================================

RATIOS/SUPPLEMENTAL DATA
---------------------------------------------------------------------------------------------------------
Net assets, end of period (millions)        $   87       $  111        $   83        $   96        $  104
---------------------------------------------------------------------------------------------------------
Ratio of expenses to
average net assets                           0.75%        0.79%         0.90%         0.90%         0.85%
---------------------------------------------------------------------------------------------------------
Ratio of net investment income
to average net assets                        4.46%        4.52%         4.77%         4.76%         5.11%
---------------------------------------------------------------------------------------------------------
Ratio of expenses without waivers
and assumption of expenses to
average net assets                           1.20%        1.21%         1.18%         1.27%         1.37%
---------------------------------------------------------------------------------------------------------
Ratio of net investment income
without waivers and assumption
of expenses to average net assets            4.01%        4.10%         4.49%         4.39%         4.59%
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                        65%          91%          107%          156%          122%
---------------------------------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS


CLASS B



                                                Year         Year          Year          Year          Year
                                               ended        ended         ended         ended         ended
                                             8/31/99      8/31/98       8/31/97       8/31/96       8/31/95
PER SHARE OPERATING PERFORMANCE
-----------------------------------------------------------------------------------------------------------
Net asset value,
beginning of period                           $12.16       $11.76        $11.33        $11.41        $11.27
-----------------------------------------------------------------------------------------------------------
 Income from investment operations:
  Net investment income                         0.43         0.44          0.46          0.47          0.49
  Net gains or (losses) in securities
  (both realized and unrealized)               (0.71)        0.51          0.43         (0.09)         0.16
                                              ------       ------        ------        ------        ------
  Total from investment operations             (0.28)        0.95          0.89          0.38          0.65

 Less distributions:
  Dividends from net investment income          0.43         0.43          0.44          0.46          0.51
  Distributions from capital gains              0.11         0.12          0.02            --            --
                                              ------       ------        ------        ------        ------
  Total distributions                           0.54         0.55          0.46          0.46          0.51
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period                $11.34       $12.16        $11.76        $11.33        $11.41
-----------------------------------------------------------------------------------------------------------
TOTAL RETURN(1)                               (2.47%)       8.27%         8.03%         3.46%         5.99%
===========================================================================================================

RATIOS/SUPPLEMENTAL DATA
-----------------------------------------------------------------------------------------------------------
Net assets, end of period
(millions)                                    $   15       $   15        $   14        $   14        $   11
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to
average net assets                             1.64%        1.64%         1.64%         1.65%         1.61%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income
to average net assets                          3.58%        3.68%         4.03%         4.01%         4.35%
-----------------------------------------------------------------------------------------------------------
Ratio of expenses without waivers
and assumption of expenses to
average net assets                             1.70%        1.71%         1.68%         1.76%         1.87%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income
without waivers and assumption
of expenses to average net assets              3.52%        3.61%         3.99%         3.90%         4.09%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                          65%          91%          107%          156%          122%
-----------------------------------------------------------------------------------------------------------



(1)Total return figures are calculated before taking into account effect of front-end or deferred sales charge.

Chase Vista California Intermediate Tax Free Fund

The Financial Highlights table is intended to help you understand the Fund's financial performance for the past five years. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

The table set forth below provides selected per share data and ratios for one Share outstanding throughout each period shown.


This information is supplemented by financial statements including accompanying notes appearing in the Fund's Annual Report to Shareholders for the year ended August 31, 1999, which is incorporated by reference into the SAI. Shareholders may obtain a copy of this annual report by contacting the Fund or their Shareholder Servicing Agent.


The financial statements which include the financial information in the table below, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is included in the Annual Report to Shareholders.

FINANCIAL HIGHLIGHTS


                                               Year          Year         Year         Year         Year
                                              ended         ended        ended        ended        ended
                                            8/31/99       8/31/98      8/31/97      8/31/96      8/31/95
PER SHARE OPERATING PERFORMANCE
--------------------------------------------------------------------------------------------------------
Net asset value,
beginning of period                          $10.29        $10.07       $  9.81       $9.89        $9.69
--------------------------------------------------------------------------------------------------------
 Income from investment
 operations:
  Net investment income                        0.41          0.45         0.46         0.48         0.51
  Net gains or (losses) in securities
  (both realized and unrealized)              (0.37)         0.32         0.26         0.01         0.20
                                             ------        ------       ------        -----        -----
  Total from investment
  operations                                   0.04          0.77         0.72         0.49         0.71

 Less distributions:
  Dividends from
  net investment income                        0.41          0.45         0.33         0.48         0.51
  Distributions from capital gains             0.13          0.10         0.13         0.09           --
                                             ------        ------       ------        -----        -----
  Total distributions                          0.54          0.55         0.46         0.57         0.51
--------------------------------------------------------------------------------------------------------
Net asset value, end of period               $ 9.79        $10.29       $10.07        $9.81        $9.89
--------------------------------------------------------------------------------------------------------
TOTAL RETURN(1)                               0.28%         7.81%        7.46%        5.00%        7.55%
========================================================================================================
RATIOS/SUPPLEMENTAL DATA
--------------------------------------------------------------------------------------------------------
Net assets, end of period
(millions)                                   $   21        $   24       $   26        $  28        $  33
--------------------------------------------------------------------------------------------------------
Ratio of expenses to
average net assets                            0.60%         0.60%        0.60%        0.60%        0.52%
--------------------------------------------------------------------------------------------------------
Ratio of net investment income
to average net assets                         3.99%         4.38%        4.65%        4.77%        5.24%
--------------------------------------------------------------------------------------------------------
Ratio of expenses without waivers
and assumption of expenses to
average net assets                            1.46%         1.44%        1.33%        1.47%        1.40%
--------------------------------------------------------------------------------------------------------
Ratio of net investment income
without waivers and assumption
of expenses to average net assets             3.13%         3.54%        3.92%        3.90%        4.36%
--------------------------------------------------------------------------------------------------------
Portfolio turnover rate                        111%           44%          66%         188%          94%
--------------------------------------------------------------------------------------------------------



(1)Total returns are calculated before taking into account effect of front-end sales charge.

                       THIS PAGE INTENTIONALLY LEFT BLANK

HOW TO REACH US

More information

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS

Our annual and semi-annual reports contain more information about each Fund's investments and performance. The annual report also includes details about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL
INFORMATION (SAI)

The SAI contains more detailed information about the Funds and their policies. It is incorporated by reference into this prospectus. That means, by law, it's considered to be part of this prospectus.

You can get a free copy of these documents and other information, or ask us any questions, by calling us at 1-800-62-CHASE or writing to:

Chase Vista Funds Service Center
P.O. Box 419392
Kansas City, MO 64141-6392

If you buy your shares through The Chase Manhattan Bank or another institution, you should contact that institution directly for more information. You can also find information on-line at www.chasevista.com on the internet.


You can write or email the SEC's Public Reference Room and ask them to mail you information about the Funds, including the SAI. They'll charge you a copying fee for this service. You can also visit the Public Reference Section and copy the documents while you're there.



Public Reference Section of the SEC
Washington, DC 20549-0102.
1-202-942-8090
Email: publicinfo@sec.gov


Reports, a copy of the SAI and other information about the Funds is also available on the SEC's website at http://www.sec.gov.

The Fund's Investment Company Act
File No. is 811-8358.

Chase Vista Funds
Fulfillment Center
393 Manley Street
West Bridgewater, MA 02379-1039